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                                                                    (Exhibit 99)

                                                                    NEWS RELEASE
COOPER TIRE & RUBBER COMPANY
701 Lima Ave. - Findlay, OH 45840
(419) 423-1321 - www.coopertire.com

[COOPER LOGO]
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                 COMMUNICATIONS


Company Contact: Roger Hendriksen                    FOR IMMEDIATE RELEASE
                 (419) 427-4768                      April 15, 2004


          COOPER TIRE & RUBBER COMPANY EARNINGS TO EXCEED EXPECTATIONS
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FINDLAY, OHIO, April 15, 2004 - COOPER TIRE & RUBBER COMPANY (NYSE: CTB) today announced that the Company's earnings per share for the first quarter of 2004 will be in the range of 30 to 34 cents (which includes the impact of approximately $4 million in restructuring costs), significantly higher than our previous estimate of 24 to 28 cents per share which did not include any estimate for restructuring. The result is due to much higher sales for the Company as well as the strong operating performance of Cooper-Standard Automotive which was due to higher customer production, new business won last year and a smaller than anticipated impact from increasing steel prices and other raw material costs during the quarter.

Full details of Cooper's first quarter results will be made available in a press release before the market opens on April 22, 2004. In addition, management will conduct a conference call to discuss the results at 11:00 a.m. (EDT) on April
22. The audio portion of that conference call can be accessed at the Company's investor relations web page at www.coopertire.com.


COMPANY DESCRIPTION

Cooper Tire & Rubber Company, headquartered in Findlay, Ohio, specializes in the manufacture and marketing of products for the global automotive industry. Products include automotive, motorcycle and truck tires, inner tubes, tread rubber and equipment, as well as sealing, trim, NVH control systems and fluid handling systems. Cooper has more than 20,000 employees and 52 manufacturing facilities in 13 countries. For more information, visit the Company's web site at: www.coopertireandrubber.com.


FORWARD-LOOKING STATEMENTS

This report contains what the Company believes are "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding projections, expectations or matters that the Company anticipates may happen with respect to the future performance of the industries in which the Company operates, the economies of the United States and other countries, or the performance of the Company itself, which involve uncertainty and risk. Such "forward-looking statements" are generally, though not always, preceded by words such as "anticipates," "expects," "believes," "projects," "intends," "plans," "estimates," and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of the Company's current views and

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perceptions of future events, and there can be no assurance that such statements will prove to be true. It is possible that actual results may differ materially from those projections or expectations due to a variety of factors, including but not limited to:

- changes in economic and business conditions in the world, especially the continuation of the global tensions and risks of further terrorist incidents that currently exist;

- increased competitive activity, including the inability of the Tire segment to obtain and maintain price increases to offset higher production or material costs;

-        the failure to achieve expected sales levels;

-        consolidation among the Company's competitors and customers;

-        technology advancements;

- unexpected costs and charges, including those associated with new vehicle launches;

- fluctuations in raw material and energy prices, including those of both crude petroleum and natural gas and the unavailability of such raw materials or energy sources;

-        changes in interest and foreign exchange rates;

- increased pension expense resulting from investment performance of the Company's pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions;

- government regulatory initiatives, including the proposed and final regulations under the TREAD Act;

- the cyclical nature and overall health of the global automotive industry, and the impact of the inability of the Company's customers to meet their sales and production goals;

- changes in the Company's customer relationships, including loss of particular business for competitive or other reasons;

- the impact of labor problems, including a strike brought against the Company or against one or more of its large customers;

-        litigation brought against the Company;

- an adverse change in the Company's credit ratings, which could increase its borrowing costs and/or hamper its access to the credit markets;

- the inability of either segment to execute the cost reduction/Asian strategies outlined by each for the coming year; and

- the impact of reductions in the insurance program covering the principal risks to the Company, and other unanticipated events and conditions.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected.

The Company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

Further information covering issues that could materially affect financial performance is contained in the Company's periodic filings with the U. S. Securities and Exchange Commission.


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